CLASSIFIED – INTERNAL USE ONLY August 18, 2021 Second Quarter 2021 Results

Forward-Looking Statements Forward-looking statements regarding the Company's future performance; demand and business recovery; growth drivers; long-term value creation; revenue and comparable revenue growth; sales and profitability including sales trajectory; 2021 effective tax rate; capital expenditures including restaurant maintenance and infrastructure and rollout of Donatos® to additional locations and timing thereof, digital guest and operational technology solutions, and off-premises execution enhancements; commodity inflation; 2021 selling, general and administrative spend; statements under the heading “Outlook for 2021 and Guidance Policy;” and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor models, service, and operational improvement initiatives; our ability to staff, train, and retain our workforce for service execution; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the cost and availability of key food products, distribution, labor, and energy; general economic conditions, including changes in consumer disposable income, weather conditions, and related events in regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; the impact of federal, state, and local regulation of the Company's business; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wages, consumer health and safety, health insurance coverage, nutritional disclosures, and employment eligibility- related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation also contains non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in results, and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q2 press release posted on redrobin.com. PAGE 2

• Generated sequential improvement in average weekly net sales each period during the second quarter, despite operating under varying jurisdictional restrictions and reduced operating hours throughout the majority of the quarter ◦ Supported our staffing efforts through technology enhancements to the application and hiring process, held two national hiring days, and deployed internal and external resources to augment recruiting, hiring and training efforts. These efforts enabled us to hire approximately 1,900 hourly team members ◦ By the end of the second fiscal quarter, restaurants that were able to operate at 100% indoor dining capacity and with full hours delivered a comparable restaurant revenue increase of 7.0% compared to 2019 and restaurant margin of 19.5%, representing an increase of 1.8% compared to 2019 ◦ Restaurants that offered Donatos® pizza outperformed the rest of the system by 550 basis points as compared to 2019 and outperformed our original restaurant sales growth target by 250 basis points. Donatos® pizza generated sales of $2.9 million dollars in the second quarter of 2021. • Comparable restaurant revenue increased 66.3% for Q2, and decreased 2.4% compared to 2019 • Off-premises sales comprised 32.8% of total food and beverage sales; in Q2 2020 and 2019, off-premises sales were 63.8% and 12.5% of total food and beverage sales, respectively • GAAP loss per diluted share was $0.32 compared to a loss of $4.09 in Q2 2020. Adjusted diluted loss per share(1) was $0.22 compared to adjusted loss per diluted share of $3.31 in Q2 2020 • Net loss was $5.0 million compared to net loss of $56.3 million in Q2 2020 • Adjusted EBITDA(1) was earnings of $19.0 million compared to losses of $15.3 million in Q2 2020 • Restaurant-level operating profit(1) was 15.7% compared to 2.0% in the prior year Red Robin Second Quarter Financial and Operating Results 1 See reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in Appendix. PAGE 3

Red Robin is Well-positioned to Thrive in a Post- Pandemic Environment PAGE 4 1 2 3 4 Recapture our soul Deliver the brand promise Tell our story Accelerate profitable growth TGX service model Menu rationalization Investment in technology Donatos® Significant off- premises growth Portfolio optimization

Comparable Restaurant Revenue Trend(1) (1) Calculated at constant currency rates for periods with Canadian operations for FY 2019. PAGE 5 Fiscal Period -3.3% -1.5% 1.6% 1.3% -20.8% -41.4% -25.1% -29.0% 10.0% 66.3% -12.8% -2.4% Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 -50.0% -40.0% -30.0% -20.0% -10.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% Compared to the same period in fiscal year 2019

Off-Premises Sales Trend PAGE 6 US Comp Locations Off-Premise Sales as a percent of Gross Food & Beverage Sales 11.6% 12.5% 13.2% 13.9% 26.3% 63.8% 40.7% 43.9% 41.7% 32.8% Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0%

Appendix PAGE 7

Second Quarter 2021 Sales Highlights

	Q2-21 (12 Weeks)	Q2-20 (12 Weeks)	Change to '20	Q2-19[3] (12 Weeks)	Change to '19[3]	Q2-21 YTD (28 Weeks)	Q2-20 YTD (28 Weeks)	Change	Q2-19[3] (28 Weeks)	Change to '19[3]
Restaurant revenue (millions)	$272.2	$160.1	69.9%	$302.4	(10.0)%	$590.8	$461.6	28.0%	$302.4	95.4%
Total company revenues (millions)	$277.0	$161.1	71.9%	$308.0	(10.1)%	$603.3	$467.2	29.1%	$308.0	95.9%
Company-owned comp revenue[1]	66.3%	(41.4)%		(1.5)%		30.3%	(29.7)%		(2.4)%	
Price/Mix	14.9%	(2.9)%		4.9%		(0.8)%	(1.2)%		3.5%	
Guest counts	47.7%	(38.5)%		(6.4)%		(27.7)%	(28.5)%		(5.9)%	
Franchised comp revenue[2]	69.7%	(41)%		(2.8)%		35.7%	(31.3)%		(2.2)%	
Company avg. weekly revenue/unit[1] – total	$53,135	$32,287	64.6%	$52,907	0.4%	$49,347	$37,915	30.2%	$52,272	(5.6)%
Company avg. weekly revenue/unit[1][2] – comp	$53,866	$32,429	66.1%	$55,122	(2.3)%	$50,250	$38,517	30.5%	$54,653	(8.1)%
Operating weeks	5,122	4,960	3.3%	5,716	(10.4)%	11,973	12,174	(1.7)%	13,447	(11.0)%
Net Sales/sq. ft (TTM)	$371	$377	(1.6)%	$433	(14.3)%					

(1) Calculated at constant currency rates for periods with Canadian operations for FY 2019.
(2) Comparable revenue growth is calculated by comparing the same calendar weeks. Comparable restaurants are those Company-owned restaurants that have operated five full quarters during the period presented, and such restaurants are only included in the comparable metrics if they are comparable for the entirety of both periods presented.
(3) Presented for improved comparability.

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Second Quarter 2021 Restaurant Results (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net (loss) income. (2) Presented for improved comparability. Certain percentage and basis point amounts in the table above do not total due to rounding as well as restaurant operating costs being expressed as a percentage of restaurant revenue and not total revenues. % of Restaurant Revenue % of Restaurant Revenue Favorable (Unfavorable) to '20 % of Restaurant Revenue Favorable (Unfavorable) to '19(2) Q2-21 Q2-20 (bps) Q2-19(2) (bps) Cost of sales 22.8% 24.2% 140 23.9% 110 Labor 36.4% 39.2% 280 35.2% (120) Other operating 17.2% 21.6% 440 14.3% (290) Occupancy 7.9% 13.0% 510 8.4% 50 Restaurant Level Operating Profit(1) 15.7% 2.0% 1,370 18.2% (250) PAGE 9

Second Quarter 2021 Commodity Update % of Total COGS in Q2-21 Variable vs. Fixed Pricing Ground beef 15.6% 30% fixed through 12/21 Steak fries 11.8% 100% fixed through 10/21 Poultry 11.5% Turkey fixed through 12/21; Chicken fixed through 2/22 Produce 6.9% 70% fixed through 10/21 Bread 5.6% 85% fixed through 12/21 Meat 5.6% Variable (market driven) Cheese 5.4% 90% fixed through 1/23 Fry oil 1.8% 100% fixed through 9/21 Seafood 1.0% Cod fixed through 12/21 PAGE 10

Restaurant Level Operating Profit Reconciliation to Income (Loss) from Operations and Net Income (Loss)

Red Robin GOURMET BURGERS AND BREWS

($ in thousands)

	2019				2020				2021	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Restaurant revenue	$400,484	$302,418	$289,862	$296,757	$301,434	$160,144	$197,009	$195,549	$318,677	$272,157
Restaurant operating costs[1]:										
Cost of sales	93,715	72,387	69,017	68,285	70,426	38,780	46,037	43,244	69,166	61,917
Labor	142,894	106,538	104,870	102,476	118,566	62,742	74,344	77,175	111,659	98,949
Other operating[2]	55,565	43,000	44,317	43,594	52,291	34,663	37,631	39,883	57,712	46,928
Occupancy	35,020	25,458	24,942	26,378	33,657	20,758	22,099	23,007	30,100	21,614
Restaurant-level operating profit	73,290	55,035	46,716	56,024	26,494	3,201	16,898	12,240	50,040	42,749
Add – Franchise and other revenue[2]	9,382	5,563	4,360	6,188	4,631	978	3,469	5,501	7,598	4,818
Deduct – Other operating:										
Depreciation and amortization	28,438	21,369	21,280	20,703	28,320	20,560	19,173	19,504	25,888	19,215
General and administrative expenses	30,090	21,791	19,220	19,345	26,723	14,141	15,190	16,439	22,255	17,718
Selling[2]	18,026	13,443	17,556	16,507	14,779	5,556	6,094	7,900	8,355	10,628
Pre-opening and acquisition costs	319	—	—	—	153	3	89	51	—	374
Other charges (gains)[2]	2,398	16,847	(1,757)	4,110	119,379	14,501	4,416	15,587	5,471	2,196
Total other operating	79,271	73,450	56,299	60,665	189,354	54,761	44,962	59,481	61,969	50,131
Income (loss) from operations	3,401	(12,852)	(5,223)	1,547	(158,229)	(50,582)	(24,595)	(41,740)	(4,331)	(2,564)
Interest expense, net and other	3,238	2,153	1,812	1,907	3,370	1,979	2,280	777	4,330	2,786
Income tax (benefit) expense	(476)	(15,986)	(5,214)	7,342	12,699	3,700	(20,696)	(3,187)	52	(354)
Net income (loss)	$639	$981	$(1,821)	$(7,702)	$(174,298)	$(56,261)	$(6,179)	$(39,330)	$(8,713)	$(4,996)

(1) Excluding depreciation and amortization, which is shown separately.

(2) Certain amounts presented in prior periods have been reclassified to conform with the current period presentation.

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EBITDA and Adjusted EBITDA Reconciliation to Net Income (Loss) ($ in thousands) 2019 2020 2021 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Net income (loss) as reported $639 $981 $(1,821) $(7,702) $(174,298) $(56,261) $(6,179) $(39,330) $(8,713) $(4,996) Adjustments to net income (loss): Depreciation and amortization 28,438 21,369 21,280 20,703 28,320 20,560 19,173 19,504 25,888 19,215 Income tax (benefit) expense (476) (15,986) (5,214) 7,342 12,699 3,700 (20,696) (3,187) 52 (354) Interest expense, net 3,345 2,322 2,229 2,245 3,234 2,194 2,537 1,047 4,677 2,912 EBITDA 31,946 8,686 16,474 22,588 (130,045) (29,807) (5,165) (21,966) 21,904 16,777 Goodwill impairment — — — — 95,414 — — — — — Asset impairment — 14,064 — 1,030 15,498 5,281 — 6,161 1,242 115 Restaurant closure and refranchising costs (gains) 304 1,001 (3,922) 1,430 1,406 7,602 3,982 6,856 2,447 1,752 Litigation contingencies — — — — 4,500 — — 1,940 1,085 85 Board and stockholder matter costs — 1,152 1,311 798 1,482 967 4 51 128 — COVID-19 related costs — — — — 198 651 430 579 569 244 Severance and executive transition 1,994 370 594 492 881 — — — — — Executive retention 100 260 260 360 — — — — — — Adjusted EBITDA $34,344 $25,533 $14,717 $26,698 $(10,666) $(15,306) $(749) $(6,379) $27,375 $18,973 PAGE 12

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share to Earnings (Loss) Per Diluted Share

Red Robin GOURMET BURGERS AND BREWS

($ in thousands, except per share data)

	2019				2020				2021	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss) as reported	$639	$981	$(1,821)	$(7,702)	$(174,298)	$(56,261)	$(6,179)	$(39,330)	$(8,713)	$(4,996)
Adjustments to net income (loss):										
Goodwill impairment	—	—	—	—	95,414	—	—	—	—	—
Asset impairment	—	14,064	—	1,030	15,498	5,281	—	6,161	1,242	115
Restaurant closure and refranchising costs (gains)	304	1,001	(3,922)	1,430	1,406	7,602	3,982	6,856	2,447	1,752
Litigation contingencies	—	—	—	—	4,500	—	—	1,940	1,085	85
Board and stockholder matter costs	—	1,152	1,311	798	1,482	967	4	51	128	—
COVID-19 related costs	—	—	—	—	198	651	430	579	569	244
Severance and executive transition	1,994	370	594	492	881	—	—	—	—	—
Executive retention	100	260	260	360	—	—	—	—	—	—
Income tax (expense) benefit of adj.	(623)	(4,380)	457	(1,069)	(31,039)	(3,770)	(1,148)	(4,053)	(1,422)	(571)
Adjusted net income (loss)	$2,414	$13,448	$(3,121)	$(4,661)	$(85,958)	$(45,530)	$(2,911)	$(27,796)	$(4,664)	$(3,371)
Diluted net income (loss) per share[1]:										
Net income (loss) as reported	$0.05	$0.08	$(0.14)	$(0.60)	$(13.51)	$(4.09)	$(0.40)	$(2.53)	(0.56)	(0.32)
Adjustments to net income (loss):										
Goodwill impairment	—	—	—	—	7.40	—	—	—	—	—
Asset impairment	—	1.08	—	0.08	1.20	0.38	—	0.40	0.08	0.01
Restaurant closure and refranchising costs (gains)	0.03	0.07	(0.30)	0.11	0.11	0.55	0.26	0.44	0.16	0.11
Litigation contingencies	—	—	—	—	0.35	—	—	0.12	0.07	—
Board and stockholder matter costs	—	0.09	0.10	0.06	0.11	0.07	—	—	0.01	—
COVID-19 related costs	—	—	—	—	0.02	0.05	0.03	0.04	0.03	0.02
Severance and executive transition	0.15	0.03	0.05	0.04	0.07	—	—	—	—	—
Executive retention	0.01	0.02	0.02	0.03	—	—	—	—	—	—
Income tax (expense) benefit of adj.	(0.05)	(0.34)	0.03	(0.08)	(2.41)	(0.27)	(0.08)	(0.26)	(0.09)	(0.04)
Adjusted EPS - diluted	$0.19	$1.03	$(0.24)	$(0.36)	$(6.66)	$(3.31)	$(0.19)	$(1.79)	$(0.30)	$(0.22)

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